Exhibit 99.1

Fate Therapeutics Expands Leadership Team with Appointment of Kamal Adawi as Chief Financial Officer

San Diego, CA – October 14, 2025 – Fate Therapeutics, Inc. (NASDAQ: FATE) (the Company), a clinical-stage biopharmaceutical company dedicated to bringing a pipeline of induced pluripotent stem cell (iPSC)-derived off-the-shelf cellular immunotherapies to patients, today announced the appointment of Kamal Adawi, M.S., M.B.A., to the role of Chief Financial Officer (CFO) effective October 20, 2025. Mr. Adawi brings to the Company more than 20 years of financial leadership experience in the life sciences industry, including over 10 years serving as CFO across innovative life science companies, with deep domain expertise in autoimmune diseases, including lupus.

“We are excited to welcome Kamal, a seasoned life sciences executive with extensive experience leading autoimmune-focused companies, at this pivotal moment in our company’s evolution,” said Bob Valamehr, Ph.D., M.B.A., President and Chief Executive Officer of Fate Therapeutics. “Having served as CFO of multiple life science companies in various stages of growth, Kamal brings proven expertise in financial strategy, capital formation, and operational growth. As our clinical programs continue to meaningfully progress, including the development of the registrational path for FT819 in SLE, his leadership will be instrumental in supporting our strategy to transform the treatment landscape for autoimmune diseases and cancer.”

Mr. Adawi was most recently the CFO of Mindera Health, a precision medicine company helping physicians optimize treatment for autoimmune skin disorders. Prior to Mindera Health, Mr. Adawi served for over seven years as the CFO and Corporate Secretary of Exagen Inc., a leader in rheumatology testing with a flagship product in lupus diagnostics. During his tenure, he led Exagen through a successful IPO and oversaw its transition to a public entity while continuing to scale the company. Mr. Adawi also held the CFO role at Pathway Genomics, as well as other financial leadership positions at Becton Dickinson, GenMark Dx and Digirad Corporation, contributing to capital strategy, financial operations, and long-term growth initiatives. Mr. Adawi holds a B.A. in Finance from Michigan State University, an M.B.A. from Oakland University, and an M.S. in Finance from San Diego State University.

“I am thrilled to join Fate Therapeutics at such an exciting time, as the Company paves the path for its registrational trial of FT819 in SLE,” said Mr. Adawi. “Fate’s approach to developing off-the-shelf cellular immunotherapies, designed to be broadly accessible with less intensive or no conditioning chemotherapy, is highly differentiated and has the potential to meaningfully shift the current treatment paradigm for patients living with autoimmune diseases and cancer. I am honored to work alongside the talented and dedicated team at Fate to bring forward a pipeline of innovative and potentially game-changing therapies.”

In connection with his commencement of employment, the Company will grant Mr. Adawi an option to purchase 375,000 shares of the Company’s common stock with an exercise price equal to the closing price per share of the Company’s common stock as reported by NASDAQ on October 20, 2025, which will be the date of commencement of Mr. Adawi’s employment with the Company and the effective date of grant. The option is a non-qualified stock option and vests over a period of four years, with twenty-five percent vesting on the one-year anniversary of the grant date and the remaining seventy-five percent vesting in approximately equal monthly increments over the succeeding thirty-six months, subject to Mr. Adawi’s continuous employment through each vesting date and subject to acceleration under certain circumstances as set forth in the Company’s Severance and Change in Control Policy. In addition, the Company will grant Mr. Adawi an award of 75,000 restricted stock units, with each restricted stock unit equal to one share of the Company’s common stock. Twenty-five percent (25%) of the restricted stock units vest on November 1, 2026, and thereafter twenty-five percent (25%) of the restricted stock units shall vest on each anniversary of such vesting date, subject to Mr. Adawi’s continuous employment through each vesting date. The option and the restricted stock unit award each will be granted as an inducement material to Mr. Adawi entering into employment with Fate Therapeutics in accordance with Nasdaq Listing Rule 5635(c)(4), and will be granted pursuant to the Company’s Amended and Restated Inducement Equity Plan.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to bringing a pipeline of induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients. Using its proprietary iPSC product platform, the Company has established a leadership position in creating multiplexed-engineered master iPSC lines and in the manufacture and clinical development of off-the-shelf, iPSC-derived cell products. The Company’s pipeline includes iPSC-derived T-cell and natural killer (NK) cell product candidates, which are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple therapeutic mechanisms to patients. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the advancement of, plans related to, and the therapeutic potential of the Company’s product candidates, the Company’s clinical development and manufacturing strategies, and the Company’s plans for the clinical investigation and manufacture of its product candidates. These and any other forward-looking statements in this release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company’s research and development programs and product candidates, including those product candidates in clinical investigation, may not demonstrate the requisite safety, efficacy, or other attributes to warrant further development or to achieve regulatory approval, the risk that results observed in prior studies of the Company’s product candidates, including preclinical studies and clinical trials, will not be observed in ongoing or future studies involving these product candidates, the risk of a delay or difficulties in the manufacturing of the Company’s product candidates or in the initiation and conduct of, or enrollment of patients in, any clinical trials, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials, changes in the therapeutic, regulatory, or competitive landscape for which the

Company’s product candidates are being developed, the amount and type of data to be generated, or otherwise to support regulatory approval, difficulties or delays in patient enrollment and continuation in the Company’s ongoing and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, failure to demonstrate that a product candidate has the requisite safety, efficacy, or other attributes to warrant further development, and any adverse events or other negative results that may be observed during preclinical or clinical development), and the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Precision AQ

212.362.1200

christina.tartaglia@precisionaq.com